UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under § 240.14a-12

GOLDEN GRAIN ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Additional Soliciting Materials

    On January 13, 2021, Golden Grain Energy, LLC (the "Company") filed a Definitive Proxy Statement for the Company's 2021 Annual Meeting to be held on February 22, 2021 (the "Proxy Statement"). On or about January 25, 2021, the Company amended its 2021 Annual Meeting Notice to change from an in-person annual meeting to a virtual meeting. The amended notice is provided below.

1822 43rd Street SW
Mason City, IA 50401

NOTICE OF 2021 ANNUAL MEETING OF MEMBERS
To be Held Monday, February 22, 2021

*Please note that the meeting will be held electronically*
*There will be no in-person meeting and no votes will be accepted during the electronic meeting*

To our members:

Due to concerns regarding the COVID-19 pandemic and current state restrictions on public gatherings, the 2021 annual meeting of members (the "2021 Annual Meeting") of Golden Grain Energy, LLC (the "Company") will be held electronically on Monday, February 22, 2021. The 2021 Annual Meeting will commence at approximately 1:00 p.m. There will be no in-person meeting.

In order to participate in the 2021 Annual Meeting, you must register for the meeting by going to the following website any time before the 2021 Annual Meeting.

https://attendee.gotowebinar.com/register/

After registering for the meeting, you will receive a confirmation email containing information on how to join the electronic meeting including an access code needed to join the 2021 Annual Meeting electronically. Registration will also include a telephone number that can be used to call in and listen to the 2021 Annual Meeting if you do not wish to participate in the videoconference format.

The purposes of the meeting are to: (1) Elect two directors to the Board; (2) Vote on an amendment to the Company's Operating Agreement proposed by the Company and (3) Transact such other business as may properly come before the 2021 Annual Meeting or any adjournments thereof.

Only members listed on the Company's records at the close of business on January 13, 2021 are entitled to notice of the 2021 Annual Meeting and to vote at the 2021 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. on Friday, February 19, 2021.

No votes will be accepted during the electronic meeting. If you wish to vote, you must submit a proxy card. To assure the presence of a quorum, the Board requests that you promptly sign, date and return a proxy card, whether or not you plan to attend the meeting. Proxy cards are enclosed with this letter and are available on the Company's website at http://www.goldengrainenergy.com and may be printed by the members. No personal information is required to print a proxy card. If you wish to revoke your proxy at the meeting and execute a new proxy card, you may do so by giving written notice to our CFO, Brooke Peters, prior to the commencement of the meeting. You may fax your completed proxy card to the Company at (641) 421-8457; email it to info@ggecorn.com or mail it to the Company at 1822 43rd Street SW, Mason City, Iowa 50401. If you have questions about registration or how to attend the electronic meeting, please contact the Company using the information listed above.

By order of the Board of Directors,
                        /s/ Dave Sovereign
                        Chairman of the Board
Mason City, Iowa